Exhibit 10.3

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of December 21, 2020, is entered into by and among Colonnade Acquisition Corp., a Cayman Islands exempted company (which shall be domesticated as a Delaware corporation prior to the closing of the Merger (as defined herein) and in connection therewith change its name to Ouster, Inc.) (“Acquiror”), Ouster, Inc., a Delaware corporation (the “Company”) and certain of the stockholders of the Company, whose names appear on the signature pages of this Agreement (such stockholders, the “Stockholders”, and Acquiror, the Company and the Stockholders, each a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, the Company and Beam Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of shares of Company Common Stock and Company Preferred Stock set forth opposite such Stockholder’s name on Schedule 1 of this Agreement (collectively, with respect to each Stockholder, such Stockholder’s “Owned Shares”); and such Owned Shares, together with (1) any additional shares of Company Common Stock and Company Preferred Stock (or any securities convertible into or exercisable or exchangeable for Company Common Stock or Company Preferred Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Common Stock and Company Preferred Stock with respect to which such Stockholder has the right to vote through a proxy, the “Covered Shares”);

WHEREAS, pursuant to their terms, upon consummation of the Merger, each of the following agreements will automatically terminate without any further action on the part of the parties thereto pursuant to their respective terms: (i) that certain Amended and Restated Investors’ Rights Agreement, dated as of April 9, 2020, by and among the Company and the Investors (as defined therein) (the “Investors’ Rights Agreement”), (ii) that certain Amended and Restated Voting Agreement, dated as of April 3, 2020, by and among the Company and the Stockholders (as defined therein) (the “Voting Agreement”) and (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 3, 2020, by and among the Company and the Investors (as defined therein) (the “ROFR Agreement” and, together with the Investors’ Rights Agreement and the Voting Agreement, the “Investment Agreements”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Company and the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Merger Sub and each Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Stockholder, solely in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Stockholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of the Stockholder’s Covered Shares, on (or effective as of) the third (3rd) Business Day following the date that the consent solicitation statement/prospectus included in the Registration Statement is disseminated to the Company’s stockholders (following the date that the Registration Statement becomes effective), a written consent in respect of all of the Stockholder’s Covered Shares approving the Merger, the Merger Agreement, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Stockholder, in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to:

(a) exercise the drag-along rights set forth in Section 2.9 of the Voting Agreement;

(b) when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement;

(d) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or the Investment Agreements or otherwise sought with respect to the Merger Agreement or the other transactions contemplated by the Merger Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Shares held at such time in favor thereof;

(e) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has previously recommended the Merger but changed such recommendation.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, Acquiror, Merger Sub and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 10 through 21 shall survive the termination of this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:

(a) Such Stockholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote such shares, such Stockholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among stockholders of the Company). As of the date hereof, other than the Owned Shares set forth opposite such Stockholder’s name on Schedule 1, such Stockholder does not own beneficially or of record any shares of Company Common Stock or Company Preferred Stock (or any securities convertible into shares of Company Common Stock or Company Preferred Stock) or any interest therein.

(b) Such Stockholder in each case except as provided in this Agreement, the Investment Agreements or the Governing Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Such Stockholder affirms that (i) if the Stockholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Stockholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, subject to the due execution and delivery of this Agreement by each other Party hereto, constitutes a legally valid and binding agreement of such Stockholder enforceable against the Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the Merger Agreement.

(e) The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of such Stockholder (if such Stockholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of the Stockholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(g) The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Stockholder are irrevocable.

(h) Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Stockholder, on behalf of such Stockholder in his, her or its capacity as a stockholder.

5. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Stockholder shall not, and, to the extent applicable, shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing. Such Stockholder also agrees that immediately following the execution of this Agreement such Stockholder shall, and, to the extent applicable, shall cause each of its Affiliates and subsidiaries to, and shall use such Stockholder’s reasonable best efforts to cause its and their representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal. Such Stockholder shall promptly (and in any event within two Business Days) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request).

Such Stockholder shall promptly (and in any event within twenty-four (24) hours) keep Acquiror reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto).

Notwithstanding anything in this Agreement to the contrary, (i) such Stockholder shall not be responsible for the actions of the Company or the Board of Directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 6.5 of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Stockholder or his, her or its representatives (other than any such representative that is a Company Related Party) shall remain responsible for any breach by such Stockholder or his, her or its representatives of this Section 5(a)).

(b) Each Stockholder hereby agrees, prior to the Termination Date, not to (except in each case pursuant to the Merger Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Stockholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder or to another Stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Stockholder’s Covered Shares shall be null and void.

(c) Each Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement. Each Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. Such Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

8. Changes in Capital Stock. In the event (i) of a stock split, stock dividend or distribution, or any change in Company Common Stock or Company Preferred Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Stockholder purchases or otherwise acquires beneficial ownership of any Company Common Stock or Company Preferred Stock or (iii) the Stockholder acquires the right to vote or share in the voting of any Company Common Stock or Company Preferred Stock, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, Merger Sub, the Company and the applicable Stockholder.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties hereto at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11):

if to the Stockholder, to the address or email address set forth opposite such Stockholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn:    Justin Hamill

            Ryan Maierson

            Benjamin Potter

Email: Justin.Hamill@lw.com

            Ryan.Maierson@lw.com

            Benjamin.Potter@lw.com

if to Acquiror or Merger Sub, to it at:

Colonnade Acquisition Corp.

1400 Centrepark Blvd, Suite 810

West Palm Beach, FL 33401

Attn:    Joseph Sambuco

            Remy Trafelet

Email: sambucoj@colonnadeproperties.com

            rw@trafelet.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn:    Joel Rubinstein

            Matthew Kautz

Email: joel.rubinstein@whitecase.com

            m.kautz@whitecase.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement; Time of Effectiveness. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Acquiror and Merger Sub.

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided that the Company shall be an express third party beneficiary with respect to Section 4 and Section 5(b).

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Laws of another jurisdiction other than the State of Delaware.

(b) In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.

(c) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Stockholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or Acquiror, respectively, and (ii) the applicable Stockholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Stockholder or Proxy holder. Notwithstanding anything herein to the contrary, the Stockholder or proxy holder signs this Agreement solely in the Stockholder’s or Proxy holder’s capacity as a stockholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Stockholder, proxy holder or any Affiliate, employee or designee of the Stockholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Stockholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Stockholder that is also a Party hereto and each Stockholder shall solely be required to perform its obligations hereunder in its individual capacity.

22. Affiliate Agreements. The Stockholder hereby agrees and consents to the termination of all affiliate arrangements indicated for termination on Section 6.4 of the Company Disclosure Letter to which the Stockholder is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COLONNADE ACQUISITION CORP.

By:	/s/ Remy Trafelet
Name: Remy Trafelet
Title: Chief Executive Officer and Director

OUSTER, INC.

By:	/s/ Angus Pacala
Name:	Angus Pacala
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

THE CHELST IRREVOCABLE TRUST DATED JUNE 15, 2016

By:	/s/ Dolly Hawkins
Name: Dolly Hawkins
Title: Trustee

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

THE SUSAN L. HEYSTEE FAMILY IRREVOCABLE TRUST ESTABLISHED NOVEMBER 11, 2020

By:	/s/ Dolly Hawkins
Name: Dolly Hawkins
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

BANYAN VENTURE HOLDINGS LLC

By:	/s/ Krishna Kantheti
Name: Krishna Kantheti
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CARTHONA CAPITAL FS PTY LTD (ACN 600 937 933) AS TRUSTEE FOR THE CARTHONA OUSTER NO.2 TRUST (ABN 17 818 905 922)

By:	/s/ James Synge

Name: James Synge
Title: Director

CARTHONA CAPITAL FS PTY LTD ATF CARTHONA OUSTER TRUST

By:	/s/ James Synge

Name: James Synge
Title: Director

CCVF1 (HP) SERVICES PTY LTD (ACN 620 088 459) IN ITS CAPACITY AS THE TRUSTEE FOR THE CARTHONA CAPITAL VENTURE FUND (HP) NO. 1 (ABN 93 305 716 604)

By:	/s/ James Synge

Name: James Synge
Title: Director

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CCVF2 (HP) SERVICES PTY LTD ACN 637 907 414 AS TRUSTEE FOR THE CARTHONA CAPITAL VENTURE FUND (HP) NO. 2 ABN 11 878 913 827

By:	/s/ James Synge

Name: James Synge
Title: Director

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CCVF1 (HP) SERVICES PTY LTD (ACN 620 088 459) IN ITS CAPACITY AS THE TRUSTEE FOR THE CARTHONA CAPITAL VENTURE FUND (HP) NO. 1 (ABN 93 305 716 604) PART A

By:	/s/ James Synge
Name: James Synge
Title: Director

CCVF1 (HP) SERVICES PTY LTD (ACN 620 088 459) IN ITS CAPACITY AS THE TRUSTEE FOR THE CARTHONA CAPITAL VENTURE FUND (HP) NO. 1 (ABN 93 305 716 604) PART B

By:	/s/ James Synge
Name: James Synge
Title: Director

CCVF1 (HP) SERVICES PTY LTD (ACN 620 088 459) IN ITS CAPACITY AS THE TRUSTEE FOR THE CARTHONA CAPITAL VENTURE FUND (HP) NO. 1 (ABN 93 305 716 604) PART C

By:	/s/ James Synge
Name: James Synge
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COX INVESTMENT HOLDINGS, INC.

By:	/s/ Dallas Clement
Name: Dallas Clement
Title: General Partner

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

GAC ACQUISITION LLC

By:	/s/ Riaz Valani

Name: Riaz Valani
Title: Director

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

OIG OUSTER III, LLC

By:	/s/ Matt Stamborski
Name: Matthew T. Stamborski
Title: Manager/Partner

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

OIG OUSTER IV, LLC

By:	/s/ Kyle Veenstra
Name: Kyle M. Veenstra
Title: Partner/Manager

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHARING LLC OUSTER PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Manager

SHARING LLC OUSTER 2 PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Manager

SHARING LLC OUSTER 3 PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Manager

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TAO INVEST II LLC

By:	/s/ Nick Pritzker
Name: Nick Pritzker
Title: Partner

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Anna Brunelle
Anna Brunelle

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Zachary Frankel
Zachary Frankel

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Mark Frichtl
Mark Frichtl

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Susan Heystee
Susan Heystee

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Angus Pacala
Angus Pacala

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Myra Pasek
Myra Pasek

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Darien Spencer
Darien Spencer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INVESTOR:

/s/ Eric Younge
Eric Younge

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